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                                                                   EXHIBIT 10.23


                      AMENDMENT TO COMPLETE RESTATEMENT OF
                LEASE AMENDMENTS AND AMENDMENT TO BUILDING LEASE


          THIS FIRST AMENDMENT TO COMPLETE RESTATEMENT OF LEASE AMENDMENTS AND AMENDMENT TO BUILDING LEASE (the "Amendment") is made and entered into as of the 24th day of July, 1996, by and between C. J. SEGERSTROM & SONS, a California general partnership ("Landlord"), and APRIA HEALTHCARE GROUP INC., a Delaware corporation ("Tenant"), with respect to the following:

                                    RECITALS

     A. Landlord is the landlord and Tenant is the last and current assignee of the tenant's interest pursuant to that certain written Building Lease dated December 1, 1988 (the "Original Lease"), between Landlord, as landlord, and Abbey Medical, Inc., a Delaware corporation ("Original Tenant"), as tenant, as amended by that certain Complete Restatement of Lease Amendments and Amendment to Building Lease dated as of July 21, 1995 (the "Restatement") between Landlord, as landlord, and Apria Healthcare, Inc., a Delaware corporation ("Second Tenant"), as the immediately prior tenant, and that certain letter agreement dated as of October 12, 1995, between Landlord and Second Tenant (the "Letter Agreement"). The Original Lease together with the Restatement and Letter Agreement is referred to herein, collectively, as the "Lease." The Lease covers certain premises (the "Premises") in the Harbor Gateway Business Center, Costa Mesa, California (the "Center") as more particularly described in the Lease. The Original Lease was assigned from Original Tenant to Second Tenant pursuant to that certain Assignment, Assumption and Consent Re Lease executed as of July 24, 1995, among Landlord, Original Tenant and Second Tenant. Pursuant to Article 14 of the Original Lease and Section 13(k)(vi) of the Restatement, Second Tenant assigned its interest in the Lease to Tenant pursuant to that certain Assignment and Assumption of Lease entered into as of January 1, 1996, between Second Tenant and Tenant.

     B. Landlord and Tenant desire to enter into this Amendment to effect the following purposes:

          (i) To add to the Premises upon the terms and conditions set forth herein the following additional premises in the Center:

               (A) Those certain premises consisting of 3,150 square feet of Rentable Area commonly known as Suite B (the "Suite B Premises") in that certain building commonly known as Multi-Tenant Building No. 3, located at 3555 Harbor Gateway South in the Center (the "MT3 Building"); and

               (B) Those certain premises consisting of 924 square feet of Rentable Area commonly known as Suite C-2 (the "Suite C-2 Premises") in the MT3 Building; and

          (ii) To provide that Landlord shall upon the terms and conditions set forth herein maintain certain insurance currently required to be maintained by Tenant pursuant to the Lease.

The Suite B and Suite C-2 Premises shall sometimes be referred to in this Amendment, individually and collectively, as the "New Premises." The New Premises are shown cross-hatched on Exhibit "A" attached hereto.

                                    AGREEMENT

     IN CONSIDERATION OF the foregoing recitals and the mutual promises and covenants contained herein, the parties hereto agree as follows:


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     1.   Leasing of New Premises. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the New Premises upon all of the terms and conditions of the Lease, as hereby amended. Tenant shall hold and occupy the New Premises as part of the Premises upon all the terms and conditions of the Lease, as hereby amended, except that:

          (a) The commencement date of the Lease with respect to the Suite B Premises (the "Suite B Premises Commencement Date") shall be August 1, 1996, notwithstanding any later execution and delivery hereof by Landlord and Tenant. By Tenant's execution and delivery hereof, Tenant acknowledges that since the Suite B Premises Commencement Date (i) Tenant is and has been in possession of the Suite B Premises and (ii) Tenant has and shall continue to hold and occupy the Suite B Premises as part of the Premises upon all of the terms and conditions of the Lease, as hereby amended, and shall perform and observe all obligations of the tenant under the Lease, as hereby amended, with respect to the Suite B Premises, including the payment of all monthly basic rent and Tenant's Proportionate Share of Total Operating Expenses (including HVAC maintenance expenses) and real property taxes with respect to the Suite B Premises as herein provided. Since the Suite B Premises Commencement Date, (A) the term of the Lease with respect to the Suite B Premises has been and shall continue to be co-terminous with the term of the Lease for the balance of the Premises and (B) the term "Premises" as used herein and in the Lease shall mean and include the Suite B Premises.

          (b) The commencement date of the Lease with respect to the Suite C-2 Premises (the "Suite C-2 Premises Commencement Date") shall be June 1, 1996, notwithstanding any later execution and delivery hereof by Landlord and Tenant. By Tenant's execution and delivery hereof, Tenant acknowledges that since the Suite C-2 Premises Commencement Date (i) Tenant is and has been in possession of the Suite C-2 Premises and (ii) Tenant has and shall continue to hold and occupy the Suite C-2 Premises as part of the Premises upon all the terms and conditions of the Lease, as hereby amended, and shall otherwise perform or observe all obligations of the tenant under the Lease, as hereby amended, with respect to the Suite C-2 Premises, including the payment of all monthly basic rent and Tenant's Proportionate Share of Total Operating Expenses (including HVAC maintenance expenses) and real property taxes with respect to the Suite C-2 Premises as herein provided. Since the Suite C-2 Premises Commencement Date (A) the term of the Lease with respect to the Suite C-2 Premises has been and shall be co-terminous with the term of the Lease for the balance of the Premises and
(B) the term "Premises" as used herein and in the Lease shall mean and include the Suite C-2 Premises.

          (c) From and after the Suite B Premises Commencement Date and Suite C-2 Premises Commencement Date, respectively, Tenant shall pay monthly basic rent for the applicable New Premises in accordance with the provisions of Paragraph 3 below. In addition, Tenant shall pay at the times and in the manner provided in the Lease, Tenant's Proportionate Share of Total Operating Expenses (including HVAC maintenance expenses) and all real property taxes with respect to and based upon the Rentable Area of the applicable New Premises, as well as all other charges and additional rent provided for in the Lease with respect to the applicable New Premises. Tenant's payment obligations on account of Tenant's Proportionate Share of Total Operating Expenses and all real property taxes with respect to the applicable New Premises shall be subject to the limitations provided for in Paragraph 4 below.

          (d) The provisions of Paragraphs 2, 3, 4, 6, 7 (except for those provisions incorporated herein with respect to the New Premises as provided in Paragraph 4 below), 9, 10, 12, 16 and 17 of the Restatement, the first three sentences of Paragraph 14 of the Restatement, Exhibit "D" attached to the Restatement and the Letter Agreement shall have no application with respect to the New Premises.

          (e) Those provisions of the Lease superseded or modified by the provisions of this Amendment shall have no application (if superseded) or shall apply only as modified (if modified) with respect to the New Premises.


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     2.   Improvement of the New Premises. Landlord shall deliver the New
Premises to Tenant "AS IS," and shall have no responsibility either as to performance or payment of costs, to improve the New Premises for Tenant. Any work of remodeling or improvement of the New Premises by Tenant following the Suite B Premises Commencement Date and Suite C-2 Premises Commencement Date, as applicable, shall be the sole responsibility of Tenant and shall be in accordance with the applicable provisions of the Lease.

     3. Monthly Basic Rent. Tenant shall pay monthly basic rent for the New Premises in accordance with the following:

          (a) Suite B Premises. For the period from the Suite B Premises Commencement Date through and including the day prior to the first (1st) anniversary thereof, monthly basic rent for the Suite B Premises shall be the sum of $2,394.00 (i.e., $0.76 per square foot of Rentable Area per month). For the period from the first (1st) anniversary of the Suite B Premises Commencement Date through and including the day prior to the second (2nd) anniversary thereof, monthly basic rent for the Suite B Premises shall be the sum of $2,551.50 (i.e., $0.81 per square foot of Rentable Area per month). For the balance of the Initial Term (as defined in the Restatement), monthly basic rent for the Suite B Premises shall be the sum of $2,709.00 (i.e., $0.86 per square foot of Rentable Area per month).

          (b) Suite C-2 Premises. For the period from the Suite C-2 Premises Commencement Date through and including the expiration of the Initial Term, monthly basic rent for the Suite C-2 Premises shall be the sum of $332.64 (i.e., $0.36 per square foot of Rentable Area per month).

All such monthly basic rent for the New Premises shall be paid at the time and in the manner provided in Section 3.1 of the Original Lease.

     4.   Additional Rent and Other Charges.

          (a) From and after the Suite B Premises Commencement Date and the Suite C-2 Premises Commencement Date, as applicable, and in addition to monthly basic rent, Tenant shall pay at the times and in the manner provided in the Lease Tenant's Proportionate Share of Total Operating Expenses (including HVAC maintenance expenses) and real property taxes and all other charges and additional rent provided for in the Lease with respect to the applicable New Premises and based upon the Rentable Area thereof.

          (b) For purposes of determining Tenant's payment obligations on account of Total Operating Expenses (including HVAC maintenance expenses) and real property taxes, the provisions of clause (ii) of Paragraph 7(b) of the Restatement shall apply with respect to the New Premises.

     5. Tenant's Allocated Parking Spaces. Notwithstanding anything to the contrary in the Lease, as hereby amended, Tenant's Allocated Parking Spaces for the New Premises shall be eleven (11) parking spaces. The provisions of Paragraph 9 of the Restatement shall not apply with respect to the New Premises.

     6.   Insurance and Related Matters.

          (a) Insurance on Buildings. Notwithstanding anything to the contrary in the Original Lease, and without limiting the provisions of clause (ii) of Paragraph 13(l) of the Restatement, Landlord shall maintain the insurance described in clauses (a) and (d) of Section 15.2 of the Original Lease with respect to each Premises and Building (including any Premises constituting only a portion of an entire Building). Such insurance may be maintained as part of Landlord's blanket property insurance. The actual cost of maintaining such insurance with respect to each Building (appropriately allocated and segregated in Landlord's reasonable determination if carried as part of Landlord's blanket property coverage) shall be included in Total Operating Expenses for such Building as to which Tenant shall pay, as additional rent, Tenant's Proportionate Share thereof in accordance with the


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provisions of Exhibit "B" attached to the Original Lease, as amended by the
Restatement; provided, however, that in no event shall Tenant be responsible for any portion of the cost of maintaining earthquake coverage or for the cost of insurance coverage pursuant to clause (a) of Section 15.2 in excess of full replacement cost as determined by Landlord in its sole, but reasonable discretion; provided, further, that in no event shall the limitations on the amount of Additional Rent payable by Tenant for the applicable Premises as provided in Paragraph 7 of the Restatement apply with respect to any amount included in Total Operating Expenses pursuant to this Paragraph 6. In other words, Tenant shall pay its Proportionate Share of the cost of the insurance specified herein, notwithstanding the limitations provided for in such Paragraph 7 of the Restatement. As used in such Section 15.2 of the Original Lease, the term "All Risk" shall include fire insurance with an extended coverage endorsement.

               (b) Tenant's Liability Insurance. The last sentence of Section 15.1(b) of the Original Lease, as amended by clause (i) of Paragraph 13(l) of the Restatement, is hereby deleted. As a matter of clarification in the Restatement, it is acknowledged and agreed that the phrases "second unnumbered paragraph" and "last unnumbered paragraph" as used in Paragraph 13(l) of the Restatement shall mean, respectively, "the paragraph appearing directly below
Section 15.1(b) of the Original Lease" and the "last full paragraph of Section
15.1 of the Original Lease."

               (c) Insurance Company Qualifications; Certificates of Insurance.
Section 15.3 of the Lease, as amended by clause (iii) of Paragraph 13(1) of the Restatement, is hereby deleted in its entirety and replaced with the following:

               "15.3 All insurance required to be carried by Landlord or Tenant shall be with companies rated A:VII or better in the then most recent version of Best's Insurance Guide. Tenant shall use reasonable efforts to deliver to Landlord at least ten (10) days prior to the expiration or renewal date of any policy of insurance required to be maintained by Tenant hereunder, but in any event prior to the lapse of coverage under any such policy, copies of the policies or certificates evidencing such insurance. At the written request of Tenant, Landlord shall provide to Tenant a copy of the certificate evidencing the insurance required to be maintained by Landlord hereunder. All policies and certificates maintained and delivered, as applicable, pursuant to this Article shall contain liability limits not less than those set forth herein, shall list the additional insureds and shall specify all endorsements and special coverages required. Each policy of insurance required to be maintained by Tenant hereunder shall contain a provision requiring not less than thirty (30) days' written notice to Landlord prior to any cancellation, non-renewal or material amendment thereof. For the purposes of this Article, "term" and "term of this Lease" shall mean the period from the Commencement Date through the later of the expiration or termination of the Lease term or the date Tenant surrenders possession of the Premises to Landlord. All policies of insurance required to be carried hereunder shall be primary, and shall not contain a co-insurance or contribution provision. For purposes of Section 15.3 of the Lease, if the rating of any of Landlord's or Tenant's insurance carriers on any insurance policy(ies) required to be maintained under the Lease drops below A:VII, the party maintaining such insurance shall not be required to replace such insurance carrier until the renewal date of the policy(ies), unless such rating drops below B:VII, in which event such insurance carrier shall be replaced with a carrier meeting the A:VII rating requirement within ninety (90) days after the occurrence thereof."

               (d) Landlord's Liability Insurance. Section 15.4 of the Lease is hereby deleted in its entirety and replaced with the following:

          "15.4 Landlord shall at all times during the term maintain in full force and effect a policy or policies of commercial general liability insurance insuring against loss, damage or liability for injury to or death of any person or loss or


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     damage to property occurring in the Common Facilities (as defined in
     Exhibit "B" hereto) or in the public areas of the Building, with not less than $2,000,000.00 combined single limit for both bodily injury and property damage, including contractual liability (including Landlord's indemnification obligations under this Lease). The liability insurance required to be carried by Landlord hereunder shall be on an occurrence (as opposed to claims made) basis. Landlord may at any time and from time to time increase such insurance limits to a level which Landlord reasonably deems necessary for its full and adequate protection. Landlord shall also at all times during the term maintain in full force and effect a policy or policies of fire insurance with an extended coverage endorsement with respect to the Common Facilities, and Landlord may maintain such other coverage endorsements, including, but not limited to "All Risk," vandalism and earthquake insurance, as Landlord deems necessary or advisable with respect thereto. The actual cost of all insurance obtained by Landlord hereunder shall be included in Total Operating Expenses (as defined in Exhibit "B" hereto)."

               (e) Damage or Destruction. The first sentence of clause (ii)(A) of Paragraph 13(n) of the Restatement is hereby amended to read as follows:

               "In the event such Premises, access to them, or the Parking Areas or driveway serving such Premises are wholly or partially destroyed by fire or other casualty covered by the insurance required to be maintained by Landlord under the terms of the Lease, as hereby amended, or any insurance coverage actually carried by Landlord with respect thereto, Landlord shall rebuild, repair or restore the Premises and access thereto to substantially the same condition as when the same were furnished to Tenant, excluding any improvements installed therein by Tenant and Tenant's personal property, and the Lease, as hereby amended, will continue in full force and effect with respect to such Premises."

               (f) Tenant's Option to Maintain Insurance. Notwithstanding anything to the contrary in this Paragraph 6, so long as Tenant is not in default (i.e., after any applicable notice and cure period) under the Lease, as hereby amended, Tenant shall have the option at any time during the term of the Lease to maintain the insurance described in clauses (a) and (d) of Section 15.2 of the Original Lease. Such option shall be exercised, if at all, upon not less than sixty (60) days' prior written notice to Landlord stating, in substance, that Tenant is electing to maintain such insurance. In the event that Tenant shall be entitled to exercise such option and shall do so in such manner, then from and after the sixtieth (60th) day following the effective date of Tenant's notice to Landlord through the expiration of the term, (i) Tenant shall, at its sole cost and expense, maintain such insurance and (ii) the provisions of subparagraphs (a), (c), (d) and (e) of this Paragraph 6 shall have no further force or application with respect to the Lease, as hereby amended. In addition, Tenant shall not be responsible for any portion of the cost of the insurance incurred by Landlord pursuant to subparagraph (a) above for any period subsequent to the sixtieth (60th) day following the effective date of Tenant's notice to Landlord.

     7. Effective Date of Paragraphs. The amendments to the Lease provided for in Paragraphs 6(a) through (e) hereof shall be effective as of December 1, 1995, notwithstanding the later execution and delivery hereof by Landlord and Tenant.

     8. Defined Terms. Any term used in this Amendment and not otherwise defined herein shall have the meaning assigned to such term in the Lease.

     9. Lease in Effect. Landlord and Tenant acknowledge and agree that the Lease, as hereby amended, remains in full force and effect in accordance with its terms. In the event of any conflict between the terms of this Amendment and the terms of the Original Lease and/or the Restatement, the terms of this Amendment shall control.


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          IN WITNESS WHEREOF, the parties have executed this First Amendment to
Complete Restatement of Lease Amendments and Amendment to Building Lease as of the day and year first above written.

           "Tenant"                     "Landlord"

APRIA HEALTHCARE GROUP INC.,       C. J. SEGERSTROM & SONS,
a Delaware corporation             a California general
                                   partnership


By
     -------------------------     By
Title                                  -------------------------------
     -------------------------         Managing Partner


By
     -------------------------     By
Title                                  --------------------------------
     -------------------------         Managing Partner


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                                                                     EXHIBIT "A"

     Site plan, indicating the layout of Harbor Gateway Business Center in Costa Mesa, California and the location of premises within the Business Center to be leased by Tenant from Landlord pursuant to this First Amendment to Complete Restatement of Lease Amendments and Amendment to Building Lease.


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